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                                                                   Exhibit 10.10

                                    TERM NOTE

Up to $ (amount)                                               Neenah, Wisconsin

         FOR VALUE RECEIVED, (name), a (state) resident individual (the "Borrower"), hereby promises to pay to the order of OUTLOOK GROUP CORP. ("OGC") the principal sum as scheduled on Appendix A, as set forth herein. The maximum amount of the term note is (amount).

         The outstanding unpaid principal balance of this Note shall be paid in a single installment five years from the date of the scheduled draw, unless accelerated as provided herein, on which date the outstanding unpaid principal balance of this Note shall be paid in full.

         The unpaid principal balance of this Note shall bear interest at the rate of four and ninety four one hundreds percent (4.94%). Interest is accrued from the anniversary date of the draw through August 31 of each year and is payable each August 31 until the principal is paid in full.

         Notwithstanding the foregoing, the outstanding principal balance and any accrued interest, shall be due and payable: upon the last day of Borrower's employment in the event the Borrower voluntarily terminates his employment with OGC; and 60 days after any termination of the Borrower's employment by OGC for cause.

         In the event that any amount of the principal of, or interest on, this
Note is not paid on the date when due (whether at stated maturity, by acceleration or otherwise), in addition to the rate of interest otherwise payable with respect to this Note and to the extent permitted by law, the entire principal amount outstanding under this Note shall bear interest at the applicable rate set forth above plus 3% until all such overdue amounts have been paid in full; without limiting the generality of the foregoing, all overdue interest on this Note shall be payable ON DEMAND.

         All interest and other amounts payable under this Note shall be computed for the actual number of days elapsed on the basis of a 360 - day year.

         Payments of principal, interest and other amounts due hereunder are to be made in lawful money of the United States of America to OGC, 1180 American Drive, Neenah, Wisconsin, or at such other place as the holder shall designate in writing to the Borrower.

         Presentment, demand, notice of dishonor and protest are hereby waived. Borrower hereby agrees (to the extent permitted by Law) to pay all reasonable fees and expenses incurred by OGC or any subsequent holder, including the reasonable fees of counsel, in connection with the protection and enforcement of the rights of OGC or an subsequent holder under this Note, including without limitation the collection of any amounts due under


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this Note and the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving the Borrower.

         (Name) hereby grants OGC a security interest in, and this Note is secured by a pledge of, the number of shares of OGC common stock, the market value of which approximates the principal amount of this Note, which will be delivered by the Borrower to OGC, together with a confirmation of the number of shares pledged, within ten business days of the date hereof.

Signature: ____________________________

Date:    April 5, 2001



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                                   APPENDIX A

                                SCHEDULE OF DRAWS

Name:________________________________________



                                                          CUMULATIVE
                    NO. OF      PRICE PER      DRAW       DRAW
DATE                SHARES      SHARE          AMOUNT     AMOUNT

